Exhibit 99.1

KLDiscovery Inc. Achieves 2019 Revenue of $312 Million, Up 5.3% Year-over-Year

Net Loss Improves $13.7 million Year-over-Year; EBITDA Increases 76.5% Year-over-Year

McLEAN, Va.— March 25, 2020 — KLDiscovery Inc. (“KLDiscovery”), a leading global provider of electronic discovery, information governance and data recovery services, announced today that revenue for the year ended December 31, 2019, was $312.1 million, an increase of 5.3% over revenue of $296.3 million for the full year of 2018. Revenue for the fourth quarter ended December 31, 2019, was $80.5 million, an increase of 4.4% over revenue of $77.1 million for the fourth quarter of 2018.

Net loss for the year ended December 31, 2019, improved by $13.7 million dollars and was $(54.0) million, compared to net loss of $(67.7) million for the full year of 2018. Net loss for the fourth quarter ended December 31, 2019, was $(17.8) million, compared to net loss of $(17.1) million for the fourth quarter of 2018. EBITDA for the full year of 2019, was $52.7 million, an increase of 76.5% compared to EBITDA of $29.9 million for the full year of 2018. EBITDA for the fourth quarter of 2019, was $14.4 million, an increase of 96.5% compared to EBITDA of $7.4 million for the fourth quarter of 2018.

Adjusted EBITDA (which excludes management fees and stock-based compensation, acquisition financing and transaction costs and other items as described below) for the full year of 2019, was $68.7 million, an increase of 25.9% compared to adjusted EBITDA of $54.6 million for the full year of 2018.  Adjusted EBITDA for the fourth quarter of 2019, was $17.2 million, an increase of 27.7% compared to adjusted EBITDA of $13.5 million for the fourth quarter of 2018. Reconciliations of EBITDA and Adjusted EBITDA, to their GAAP basis results are shown in detail below, along with definitions for those terms.

As of December 31, 2019, the Company had approximately $43.4 million in cash and cash equivalents.

“2019 was a very good year for KLDiscovery,” said Christopher Weiler, CEO of KLDiscovery Inc. “Our team continued its dedication to delivering outstanding customer service and we continued to grow with strategic acquisitions and strong sales. In 2019, revenue was up 5.3% and we made significant strides in EBITDA which increased 76.5% year-over-year and Adjusted EBITDA which grew 25.9% year-over-year.”

Weiler continued, “In 2020, we intend to invest in our best-in-breed technology and software with further development of software and hardware solutions. We will be prudent with our cash given the uncertainties of the global economy resulting from the outbreak of COVID-19. While the effects of this outbreak are unknown in the short run, we believe that our business is positioned to capitalize on increased activity as business eventually returns to more normalized levels.”

Year 2018-2019 Quarterly Results - Unaudited
	2018 (unaudited)				2019 (unaudited)
(in millions except per share data)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenue	70.2	75.2	73.8	77.1	75.0	78.3	78.2	80.5
Net loss	(18.0)	(15.1)	(17.5)	(17.1)	(13.5)	(11.4)	(11.3)	(17.8)
Net loss per share (basic and diluted)	$(0.45)	$(0.38)	$(0.43)	$(0.42)	$(0.32)	$(0.27)	$(0.26)	$(0.42)
Weighted average outstanding shares (basic and diluted)	39.4	40.3	40.8	40.8	42.3	42.4	42.5	42.5
EBITDA	6.3	9.0	7.2	7.4	11.2	13.7	13.4	14.4
Adjusted EBITDA	12.3	15.6	13.2	13.5	15.1	19.6	16.8	17.2

2020 Outlook

We are currently limited in our ability to accurately predict what the financial impact will be from the COVID-19 outbreak.  In the spirit of being prudent and responsible financial stewards, we are withdrawing our previously disclosed full-year 2020 guidance due to the uncertainty surrounding the impact of this global pandemic.

While we cannot predict how long the outbreak will last, we have taken action to add to our cash position. Earlier this week, we drew down $29 million from our revolving credit facility, a step that many other public companies are taking at this time. While we do not have immediate plans for this cash, it provides us with the capacity and flexibility to sustain prolonged disruption and create long-term value for our shareholders through sensible and disciplined capital allocation. In addition, we are working closely with our management team to implement contingency plans that will defer and reduce operating costs through this period of uncertainty.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to the Company before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside the Company’s normal course of business.

Earnings Conference Call

Management will conduct a conference call at 10:00 AM EDT on Thursday March 26, 2020 to discuss earnings results for the fourth quarter and full-year of 2019 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com. To join the conference call by telephone, please dial (866) 497-6138 from the United States and Canada) or (825) 312-2333 from all other countries) and refer to conference code 3440629. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 585-8367 (from the U.S. and Canada) or (416) 621-4642 (from all other countries) using access code 3440629. The webcast replay will also be available in the Investors section of KLDiscovery’s website for a period of time following the call. https://investors.kldiscovery.com

KLDiscovery Inc.

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)

Revenues......................................................................	$80,527	$77,109	$312,054	$296,282
Cost of revenues........................................................	41,908	40,177	160,845	159,617
Gross profit............................................................	38,619	36,932	151,209	136,665

Operating expenses
General and administrative........................................	13,126	13,724	55,005	54,633
Research and development........................................	1,490	2,211	5,945	7,100
Change in fair value of contingent consideration.......	-		-
Depreciation and amortization..................................	9,906	10,115	39,149	41,519
Total operating expenses.......................................	36,827	42,412	148,616	161,525

Income (Loss) from operations..............................	1,792	(5,480)	2,593	(24,860)

Other (income) expenses
Other (income) expense............................................	186	(21)	308	29
Loss on extinguishment of debt.................................	7,203	-	7,203	-
Interest expense........................................................	11,890	12,111	48,377	46,591
Loss before income taxes.......................................	(17,487)	(17,570)	(53,295)	(71,480)
Income tax (benefit) provision.....................................	328	(438)	719	(3,741)

Net loss..................................................................	$(17,815)	$(17,132)	$(54,014)	$(67,739)

Other comprehensive income (loss), net of tax
Foreign currency translation...................................	2,604	391	311	(870)
Total other comprehensive income (loss), net of tax...	2,604	391	311	(870)
Comprehensive loss......................................................	$(15,211)	$(16,741)	$(53,703)	$(68,609)

Net loss per share - basic and diluted.............................	$(0.42)	$(0.42)	$(1.27)	$(1.68)

Weighted average shares outstanding - basic and diluted	42,529,017	40,835,186	42,425,295	40,382,578

KLDiscovery Inc.

Reconciliation of Non-GAAP Financial Matters

(In thousands)

(Unaudited)

	Three Months Ended December 31,		For The Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(17,815)	$(17,132)	$(54,014)	$(67,739)
Interest expense	11,890	12,120	48,377	46,591
Income tax (benefit) expense	328	(438)	719	(3,741)
Depreciation and amortization expense	12,793	12,776	50,407	54,749
Loss on debt extinguishment	7,203	—	7,203	—
EBITDA	$14,399	$7,326	$52,692	$29,860
Acquisition, financing and transaction costs	121	216	3,626	998
Strategic Initiatives:
Sign-on bonus amortization	113	1,643	413	6,199
Non-recoverable draw	840	1,235	3,714	5,696
Recruiting and signing bonuses	—	56	—	1,000
Legal fees	—	(7)	—	2,296
Total strategic initiatives	953	2,927	4,127	15,191
Management fees, stock compensation and other	671	673	3,515	3,316
Restructuring costs	573	1,046	2,209	3,200
Systems establishment	443	1,249	2,554	2,000
Adjusted EBITDA	$17,160	$13,437	$68,723	$54,565

Note:

•	Acquisition, financing and transaction costs includes earnout payments, rating agency, letter of credit and revolving facility fees, and Pivotal transaction costs.
•	Strategic initiatives include the amortization of one-time expenses related to the hiring of a team of industry leading sales personnel.
•	Management fees, stock compensation & other includes consulting fees, expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•	Restructuring costs include severance payments, recruiting fees, retention charges and signing bonuses.
•	Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation

KLDiscovery Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	For The Year Ended December 31,
	2019	2018
Current assets
Cash and cash equivalents	$43,407	$23,439
Accounts receivable, net of allowance
for doubtful accounts of $7,486 and $5,564, respectively	96,994	80,641
Prepaid expenses	7,296	9,825
Other current assets	556	310
Total current assets	148,253	114,215
Property and equipment
Computer software and hardware	72,228	68,474
Leasehold improvements	26,963	25,389
Furniture, fixtures and other equipment	3,794	4,239
Accumulated depreciation	(64,682)	(49,761)
Property and equipment, net	38,303	48,341
Intangible assets, net	130,568	151,918
Goodwill	395,171	394,167
Other assets	2,617	1,739
Total assets	$714,912	$710,380
Current liabilities
Current portion of long-term debt, net	$11,689	$12,355
Accounts payable and accrued expense	31,270	41,135
Current portion of contingent consideration	340	—
Deferred revenue	4,851	4,160
Total current liabilities	48,150	57,650
Long-term debt, net	468,932	413,064
Contingent consideration	482	—
Deferred tax liabilities	6,294	6,075
Other liabilities	7,289	4,635
Total liabilities	531,147	481,424
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, shares authorized - 200,000,000 shares authorized as of December 31, 2019 and December 31, 2018; shares issued and outstanding - 42,529,017 and 42,288,870 as of December 31, 2019 and December 31, 2018, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	381,952	372,316
Treasury stock	—	(2,406)
Accumulated deficit	(205,498)	(147,954)
Accumulated other comprehensive income	7,307	6,996
Total stockholders' equity	183,765	228,956
Total liabilities and stockholders' equity	$714,912	$710,380

KLDiscovery Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For The Year Ended December 31,
	2019	2018
Operating activities
Net loss	$(54,014)	$(67,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,407	54,749
Non-cash interest	5,320	4,564
Loss on extinguishment of debt	7,203	—
Stock-based compensation	2,265	2,125
Provision for losses on accounts receivable	3,104	2,226
Deferred income taxes	219	(6,686)
Change in fair value of contingent consideration	48	—
Changes in operating assets and liabilities:
Accounts receivable	(16,712)	(12,126)
Prepaid expenses and other assets	2,404	9,864
Accounts payable and accrued expenses	(8,937)	1,540
Deferred revenue	396	(459)
Net cash used in operating activities	(8,297)	(11,942)
Investing activities
Acquisitions, net of cash	(1,950)	—
Purchases of property and equipment	(13,268)	(12,387)
Net cash used in investing activities	(15,218)	(12,387)
Financing activities
Recapitalization transaction	186,503	—
Revolving credit facility - draws	54,500	21,000
Revolving credit facility - repayments	(54,500)	(21,000)
Payments for capital lease obligations	(1,427)	(544)
Payments on long-term debt	(142,000)	(8,500)
Issuance of common stock	414	40,541
Treasury share repurchases	—	(87)
Payments of contingent consideration	—	(2,380)
Net cash provided by financing activities	43,490	29,030

Effect of foreign exchange rates	(7)	(158)
Net increase in cash	19,968	4,543
Cash at beginning of period	23,439	18,896
Cash at end of period	$43,407	$23,439

Supplemental disclosure:
Cash paid for interest	$42,693	$41,596
Income taxes paid, net of refunds	$470	$1,229

Significant noncash investing and financing activities
Assumption of Pivotal Debentures	$200,000	$-
Equity issued for acquisitions	$1,241	$-
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$129	$489

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

202-450-9516

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
888-811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with offices in 40+ locations across 20 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of the business combination with Pivotal Acquisition Corp. (“Pivotal”) which occurred in December 2019 (the “business combination”), which may be affected by, among other things, costs related to the business combination; KLDiscovery’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLDiscovery’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLDiscovery’s solutions; the success of other competing technologies that may become available; KLDiscovery’s ability to identify and integrate acquisitions; the performance and security of KLDiscovery’s services; potential litigation involving Pivotal or KLDiscovery; and general economic and market conditions impacting demand for KLDiscovery’s services, including as a result of the impact of COVID-19. Other factors include risks and uncertainties set forth in the “Risk Factors” section of KLDiscovery’s registration statement on Form S-1 filed with the SEC on February 4, 2020 and any subsequent reports that KLDiscovery files with the SEC. KLDiscovery does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.